EXHIBIT 4.1(A)



                             GRAND COURT LIFESTYLES, INC.

                                OFFICER'S CERTIFICATE
                 (Under Sections 102, 201 and 301 of the Indenture,
                              dated as of June 1, 1999)


                    I, the undersigned Catherine Merlino, a Vice President of GRAND COURT LIFESTYLES, INC. (the "Company"), in accordance with Sections 102, 201 and 301 of the Indenture, dated as of June 1, 1999 (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to The Bank of New York, trustee (the "Trustee"), do hereby establish a series of Securities having the terms and characteristics set forth below (the lettered clauses set forth below corresponding to the lettered subsections of Section 301 of the Indenture):

                    (a) the title of the Securities of such series shall be "11% Series B Notes due June 15, 2007 (the "Notes of the First Series");

                    (b)  [not applicable];

                    (c) interest on the Notes of the First Series shall be payable to the Person or Persons in whose names the Notes of the First Series are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Note of the First Series attached hereto and hereby authorized and approved;

                    (d) the principal of the Notes of the First Series shall be payable on June 15, 2007;

                    (e) (i)   the  Notes of  the  First  Series shall  bear
               interest at the rate of 11% per annum of the principal amount thereof, payable monthly in arrears on the 15th day of each month of each year (each, an "Interest Payment Date"), commencing with the Interest Payment Date next succeeding the Original Issue Date (as defined below) and at Maturity; provided, however, that if the Original Issue Date of the Notes of the First Series is after a Regular Record Date (as defined in the form of the Notes of the First Series) and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date;

                          (ii) interest on the Notes of the First Series shall accrue from, and including, the Original Issue Date and will accrue to, but excluding, the first Interest Payment Date, and thereafter will accrue from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amount for the period from and after such Interest Payment Date to such Business Day;

                          (iii) the Original Issue Date of each Note of the First Series shall be the date of the first issuance of such Note of the First Series and shall be communicated by the Company to the Trustee by a written order pursuant to the Company Order No. 1 of even date herewith;

                    (f) the corporate trust office of The Bank of New York in New York, New York shall be the place at which (i) the principal of and interest, if any, on the Notes of the First Series at Maturity shall be payable upon presentment, interest prior to Maturity to be paid as specified in the form of Note of the First Series attached hereto, (ii) registration of transfer of the Notes of the First Series may be effected, (iii) exchanges of Notes of the First Series may be effected and (iv) notices and demands to or upon the Company in respect of the Notes of the First Series and the Indenture may be served; and The Bank of New York shall be the Security Registrar and a Paying Agent for the Notes of the First Series; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its corporate office in Fort Lee, New Jersey 07024 as any such place or itself as the Security Registrar;

                    (g) the Notes of  the First Series shall be  subject to
               redemption, in whole at any time or in part from time to time, at the election of the Company, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date fixed for redemption;

                    (h)  [not applicable];

                    (i)  [not applicable];

                    (j)  [not applicable];

                    (k)  [not applicable];

                    (l)  [not applicable];

                    (m)  [not applicable];

                    (n)  [not applicable];

                    (o) the Company reserves the right to provide by one or more Officer's Certificates supplemental to this Officer's Certificate, any additional covenants of the Company for the benefit of the Holders of the Notes of the First Series, or any Tranche thereof, or any additional Events of Default with respect to all or any series of Securities Outstanding;

                    (p)  [not applicable];

                    (q) (i) the only obligations or instruments which shall be considered Eligible Obligations with respect to the Notes of the First Series shall be Government Obligations;
                         (ii) if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes of the First Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause
          (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                         (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes of the First Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or
                    Eligible Obligations theretofore so deposited, to pay when due the principal of and interest due and to become due on such Notes of the First Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                         (B) an Opinion of Counsel to the effect that the Holders of such Notes of the First Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

                    (r) The Notes of the First Series shall contain restrictions on transfer, substantially as described in the form of the Note of the First Series attached hereto. Each Note of the First Series shall bear a non registration legend and the registration rights legend in substantially the form set forth in such form, unless otherwise agreed by the Company, such agreement to be confirmed in writing by the Trustee. Nothing in the Indenture, the Notes of the First Series or this Officer's Certificate shall be construed to require the Company to register any Notes of the First Series under the Securities Act, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or make any transfer of such Notes of the First Series in violation of the applicable law. The Company will enter into a registration rights agreement in favor of the Holders of the Notes of the First Series pursuant to which, among other things, the Notes of the First Series may be exchanged for the Securities to be issued under the Indenture which will be registered under the Securities Act.

                    (s)  [not applicable];

                    (t) no service charge shall be made for the registration of transfer or exchange of Notes of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

                    (u)  [not applicable];

                    (v)  the   Notes  of   the   First  Series   shall   be
          substantially in the form of the Note of the First Series attached hereto and hereby authorized and approved and shall have such further terms as are set forth in such form.


               The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Notes of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

               The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

               In the opinion of the undersigned, she has made such examination or investigation as is necessary to enable her to express an informed opinion whether or not such covenants and conditions have been complied with; and

               In  the  opinion of  the  undersigned,  such conditions  and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Notes of the First Series requested in the accompanying Company Order No. 1 have been complied with.


                    IN WITNESS WHEREOF, I have executed this Officer's Certificate this 14th day of
           June, 1999.


                                                  /s/Catherine Merlino
                                                  -----------------------
                                                  Catherine Merlino
                                                  Vice President

                               FORM OF THE FACE OF NOTE

                              [non-registration legend]

                    THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS THEN AVAILABLE.

                             [registration rights legend]

          The Holder of this Security, by acceptance hereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement dated as of June 1, 1999, of the Company in favor of the Holder of this Security.

                            GRAND COURT LIFE STYLES, INC.
                         11% Series B Notes due June 15, 2007


          Original Issue Date:     ---------------    Redemption Price:   100%
          Stated Maturity:         June 15, 2007
          Interest Rate:           11% per annum
          Interest Payment Dates:  15th day of each month

          Regular Record Dates:         6th calendar day prior to
                                   relevant Interest Payment Date


          -----------------------------------------------------------------
                       This Security is not a Discount Security
                within the meaning of the within-mentioned Indenture.


          Principal Amount:                       Registered No.
          $

               GRAND COURT LIFESTYLES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of
                                                                    DOLLARS

          on the Stated Maturity specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date; provided, that if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and provided, further, that interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not more than fifteen days not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period, based on a 360-day year (also based on a 30-day month).

               Payment of the principal of this Security and interest hereon at Maturity shall be made upon presentation of this Security at the corporate trust office of The Bank of New York in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee or other Paying Agent and such Person and
          (b) if such Person is a Holder of $1,000,000 or more in aggregate principal amount of Securities of this series such payment may be in immediately available funds by wire transfer to such account as may have been designated in writing by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payments in accordance with its normal procedures. Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York not less than fifteen calendar days prior to the applicable payment date and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further interest payments (other than interest payments at Maturity) with respect to this Security payable to such Holder. Payment of the principal of and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                              [FORM OF REVERSE OF NOTE]

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture, dated as of June 1, 1999 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the
          Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

               If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day, and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

               The Securities of this series are subject to redemption at any time, in whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date fixed for redemption.

               Notice of redemption shall be given by mail to Holders of Securities, not less than 20 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Paying Agent of money sufficient to pay the principal of and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

               Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities of this series or portions thereof so to be redeemed shall, on the date fixed for redemption, become due and payable at the redemption price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the redemption price and accrued interest, if any) such Securities of this series or portions thereof shall cease to bear interest.

               In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

               If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the
          Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

               The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligation.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

               The  Securities   of  this  series  are   issuable  only  as
          registered Securities, without coupons, and in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time.

               The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State New York.

               As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York or other city in which any Paying Agent for the Securities of this series is located. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               As provided in the Indenture, no recourse shall be had for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor of it (either directly or through the Company or a predecessor or successor of it), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

               Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                        GRAND COURT LIFESTYLES, INC.

                                        By: --------------------------
                                             [Title]

                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


          Dated: ------------------



                                                  THE BANK OF NEW  YORK, as
          Trustee

                                                  By:----------------------
                                                       Authorized Officer

               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


          -----------------------------------------------------------------
            [please insert social security or other identifying number of assignee]

          -----------------------------------------------------------------
               [please print or typewrite name and address of assignee]


          -----------------------------------------------------------------
          the within Security of GRAND COURT LIFESTYLES, INC. and does hereby irrevocably constitute and appoint _______________________ __________________, Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.



          Dated:
                --------------------


                                   Signature_______________________________

                                   Signature Guarantee_____________________


          Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

                                 SIGNATURE GUARANTEE

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP.